Exhibit 10.8

FXall 2007.08.31.07

FX ALLIANCE INC.
2006 STOCK OPTION PLAN

Adopted as of September 29, 2006 (the “Effective Date”)

1.             Purpose of the Plan

The purpose of FX Alliance Inc. 2006 Stock Option Plan (the “Plan”) is to promote the interests of the Company and its Affiliates and stockholders by providing the key employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.             Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a)           “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b)           “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 3.

(c)           “Cause” shall mean with respect to a Participant’s termination of Employment the following: (i) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the Grant (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, materially unsatisfactory performance of his or her duties for the Company or an Affiliate, or refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity, in each case as determined by the Board in its sole discretion; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s termination of directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  Any rights the Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the Participant or at law or in equity.  If, subsequent to a Participant’s termination of Employment, it is discovered that such Participant’s Employment could have been terminated for Cause, the Participant’s Employment shall, at the election of the Board, in its discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(d)           “Change of Control” shall mean in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the Grant that defines “Change in Control” (or words of like import), “Change in Control” as defined under such agreement; and, in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the Grant (or where there is such an agreement but it does not define “Change in Control” (or words of like import)), the first to occur of any of the following events:

(i)            The acquisition by a person, entity or Group of the right to appoint a majority of the members of the board of directors of the Company;

(ii)           The sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons that are not, immediately prior to such sale, transfer or other disposition, subsidiaries of the Company or affiliates of the Company or any of its subsidiaries;

(iii)          The acquisition by any person, entity or Group through one transaction or a series of related transactions of beneficial ownership of equity securities of the Company representing (A) prior to an Initial Public Offering, 50% or more or (B) following an Initial Public Offering, 30% or more of the combined voting power of all then outstanding equity securities of the Company entitled to vote generally in the election of directors of the Company; or

(iv)          The merger or consolidation of the Company with or into another entity as a result of which Persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, securities representing more than 50% of the combined voting power of all then outstanding securities entitled to vote generally in the election of directors of the merged or consolidated company.

As used above, “Group” has the meaning set forth in Section 13(d) of the Exchange Act, other than (i) the Company, any of its Subsidiaries or any of their respective Affiliates or (ii) any employee benefit plan of the Company, any of its Subsidiaries or any of their respective affiliates.

(f)            “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)           “Commission” shall mean the U.S. Securities and Exchange Commission.

(h)           “Common Stock” shall mean the common stock of the Company, par value US $0.0001 per share.

(i)            “Company” shall mean FX Alliance Inc.

(j)            “Competition” shall mean any company whose business includes an on-line or electronic system, trading portal, instrument, product or platform (whether single, multi-, or third party) with core functionalities in foreign exchange trading and through which one or more banks, investment banks or other foreign exchange dealers provide pricing information in respect of, and the ability to execute, foreign exchange with clients, or any company whose business includes a line of business in which the Company is engaged, or with respect to which the Company has expended significant resources examining or analyzing as of the date the Participant’s Employment terminates for any reason.

(k)           “Disability” shall mean, unless otherwise specified in the Participant’s Stock Option Grant Agreement, effective employment agreement or other written agreement with respect to the termination of a Participant’s Employment, a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its discretion.

(l)            “Eligible Employee” shall mean (i) any Employee who is a key executive of the Company or an Affiliate, or (ii) certain other Employees, directors, service providers or consultants who, in the judgment of the Board, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.

(m)          “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director or consultant for the Company or any Affiliate.  “Employee” and “Employed” shall have correlative meanings.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)           “Exercise Date” shall have the meaning set forth in Section 4.10 herein.

(p)           “Exercise Notice” shall have the meaning set forth in Section 4.10 herein.

(q)           “Exercise Price” shall mean the price per share of Common Stock covered by any Option, which shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted. The agreement evidencing the award of each Option shall fix the exercise price.

(r)            “Fair Market Value” shall mean, as of any date:

(i)            prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock pursuant to a valuation made reasonably and in good faith by the Board and based upon a reasonable valuation method, consistently applied, and taking into account all available information material to the value of the Company, including financial statements from the prior year; or

(ii)           on which a Public Market for the Common Stock exists, (i) closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board.  The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board.  In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a share of Common Stock.

(s)           “Grant” shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

(t)            “Grant Date” shall mean the Grant Date as defined in Section 4.3 herein.

(u)           “Initial Public Offering” means the first date sales of equity securities of the Company or any successor entity are made to the public pursuant to an initial underwritten public offering of such equity securities pursuant to a first registration statement (other than a registration on Form S-4 or S-8, or any successor form) filed to register at least 20% of the total then-outstanding equity interests in the Company (or any successor entity) under the U.S. Securities Act of 1933, as amended, provided that such underwritten public offering is led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

(v)           “Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(w)          “Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan.  Each Option granted under the Plan shall be a Non-Qualified Stock Option.

(x)            “Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(y)           “Permitted Transferee” shall have the meaning set forth in Section 4.6.

(z)            “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(aa)         A “Public Market” for the Common Stock shall be deemed to exist if at least 20% of the total outstanding Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

(bb)         “Qualifying Termination” shall mean, with respect to a Participant, a termination of such Participant’s Employment by reason of death or Disability.

(cc)         “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)         “Stock Option Grant Agreement” shall mean an agreement entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, together with other terms and conditions with respect to such Grant; the form of Stock Option Grant Agreement attached hereto as Exhibit A illustrates the matters that may be contained in a Stock Option Grant Agreement.

(ee)         “Stockholder’s Agreement” shall mean the Stockholder’s Agreement substantially in the form attached hereto, as such may be amended from time to time, or such other Stockholder’s agreement as may be entered into between the Company and any Participant.

(ff)           “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest.  “Transferee” and “Transferor” shall have correlative meanings.

(gg)         “Vesting Date” shall mean the date an Option becomes exercisable as defined in Section 4.4 herein.

3.             Administration of the Plan

The Board shall administer the Plan, provided that the Board may appoint a committee (which committee may be the Compensation Committee) to administer the Plan. In the event the Board appoints such a committee, such committee shall have the rights and duties of the Board in respect of the Plan. The Board, or any committee appointed by the Board to administer the Plan, may designate employees of the Company and professional advisors to assist the Board (or committee, as the case may be) in the administration of the Plan and (to the extent permitted by applicable law) may grant authority to officers to make Grants and/or execute agreements or other documents on behalf of the Board  (or committee, as the case may be); provided, however, that the Board (or any committee so appointed) shall have approved any Grants, agreements, or related documents prior to their effectiveness.  No member of the Board or committee, or any advisor, employee or officer, shall participate in any decision that specifically affects such member’s, or such advisor’s, employee’s or officer’s, interest in the Plan unless such decision also affects the Options of other similarly situated Participants in the same manner.

3.1           Powers of the Board.  In addition to the other powers granted to the Board under the Plan, the Board shall have the power (a) to determine the Eligible Employees to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2           Determinations of the Board.  Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.

3.3           Indemnification of the Board.  No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant.  To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board to the extent such criminal or civil action or proceeding relates to the Plan.

3.4           Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

The Company may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Common Stock pursuant to any Grant to ensure compliance under federal or state securities laws, provided that the Company shall take any commercially reasonable steps to reduce or eliminate any restrictions requiring such a period of deferral (it being understood that this proviso shall in no event obligate the Company or its Affiliates to file a registration statement).  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Common Stock pursuant to any Grant.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5           Inconsistent Terms.  In the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Stock Option Grant Agreement shall govern.

4.             Options

Subject to adjustment as provided in Section 4.13 hereof, the Board may grant to Participants Options to purchase shares of Common Stock of the Company that, in the aggregate, do not exceed 3,218,106 shares of Common Stock.  To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the shares of Common Stock covered by such Option shall again be available for Grant under the Plan.

For the purposes of the preceding paragraph, shares of Common Stock covered by Options shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence, if an Option is settled for cash or for fewer shares then the number underlying the award, or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirements in connection with an Option, only the shares issued (if any) net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. If shares of Common Stock are issued subject to conditions which may result in the forfeiture of such shares to the Company, and portion of the shares forfeited shall be treated as not issued pursuant to the Plan.

4.1           Identification of Options.  The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

4.2           Exercise Price.  The Exercise Price of any Option granted under the Plan shall be such price as the Board shall determine (provided that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date) and which shall be specified in the Stock Option Grant Agreement; provided further that such price may not be less than the minimum price required by law.

4.3           Grant Date.  The Grant Date of the Options shall be the date designated by the Board and specified in the Stock Option Grant Agreement as of the date the Option is granted.

4.4           Vesting Date of Options.

(a)           Vesting Schedule.  Each Stock Option Grant Agreement shall indicate the date or conditions under which such Option shall become exercisable.  Unless otherwise specified in a Participant’s Stock Option Grant Agreement, each Option shall vest and become exercisable with respect to twenty-five percent (25%) of the total number of shares of Common Stock subject to such Option (as such number may be adjusted pursuant to the Plan) (i)(A) on the first December 31 following the Grant Date, if the Grant Date occurs in January, February or March, and (B) on the second December 31 following the Grant Date, if the Grant Date occurs in a month other than January, February or March, and (ii) on December 31 in each of the three years next following the date described in clause (i) of this sentence, subject in all cases to the Participant’s continued employment through the applicable Vesting Date.  Unless the Stock

Option Grant Agreement provides otherwise, the vesting of an Option granted under this Plan may be suspended during any leave of absence as may be set forth by Company policy, if any.

(b)           Accelerated Vesting.  Unless otherwise specified in the Participant’s Stock Option Grant Agreement, in the event that a Participant’s Employment with the Company is terminated by reason of death or Disability (a “Qualifying Termination”), the Participant shall immediately vest in a pro-rata portion of the Options which would have otherwise vested on the next scheduled vesting date. Such pro-rata portion of the Options shall be calculated by multiplying the Options which would have otherwise vested on the next scheduled vesting date by a fraction, the numerator of which is the number of days in that calendar year that the Participant was employed by the Company prior to his termination, and the denominator of which is 365.

4.5           Expiration of Options.  With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified herein, in the Stock Option Grant Agreement. With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated shall, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability ; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s).  For the avoidance of doubt, any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.5 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement. In no event shall any Option be exercisable after the tenth anniversary of the Grant Date with respect to such Option.

4.6           Limitation on Transfer.  Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant and (ii) subject to the prior written approval by the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i)and (ii) a “Permitted Transferee”).

4.7           Condition Precedent to Transfer of Any Option.  It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Stock Option Grant Agreement and the Stockholder’s Agreement as if he had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.8           Effect of Void Transfers.  In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.9           Exercise of Options.  A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto.

4.10         Method of Exercise.  The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than two business days in advance of the effective date of the proposed exercise (the “Exercise Date”).  Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant, (c) prior to the existence of a Public Market for the Common Stock, indicate in writing that the Participant agrees to be bound by the Stockholder’s Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.7 hereof) and, prior to the existence of a Public Market for the Common Stock, by the Stockholder’s Agreement.  The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any method otherwise approved by the Board.  In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or shares of Common Stock if approved by the Board) that may become due as a result of the exercise of such Option.  The Board may, in its discretion, permit Participants to exercise all or any portion of his or her then-exercisable Option through net-physical settlement (to satisfy both the exercise price and applicable withholding taxes (at the minimum statutory withholding rate)); provided that the Company’s Chief Financial Officer makes a good faith determination at such time and after reasonable efforts to consult with the Company’s independent auditors that net physical settlement of any such Options would not produce materially less favorable accounting consequences for the Company than if the exercise price for any such Options were paid in cash.  The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

4.11         Certificates of Shares.  Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.10 and, prior to the existence of a Public Market for the Common Stock, upon execution of the Stockholder’s Agreement, in the Board’s discretion, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date.  Prior to the existence of a Public Market, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Stockholder’s Agreement.

4.12         Amendment of Terms of Options.  The Board may, in its discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ rights under the Plan or such Option without such Participant’s written consent.

4.13         Adjustment Upon Changes in Company Stock.

(a)           Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Board shall make such adjustments as the Board considers appropriate to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock subject to grant under this Plan, the number of shares of Common Stock subject to the Options and/or the Exercise Price per share of Common Stock.

(b)           Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

(c)           Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the consolidated Company’s assets, (iii) a merger or consolidation involving the Company that constitutes a Change in Control in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company that constitutes a Change in Control in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash (any such event described in clauses (i) through (iv) above being referred to as an “Other Transaction”), the Board shall either (1) provide for the exchange of each Option outstanding immediately prior to such Other Transaction (whether or not then exercisable) for an option on some or all of the property for which the stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the exercise price of the options, or the number or kind of securities or amount of property subject to the options, and/or (2) terminate all outstanding and unexercised Options effective as of the date of such Other Transaction, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of such Other Transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of such Other Transaction, each such Participant shall have the right to exercise in full all of his or her Options that are then outstanding, but any such exercise shall be contingent on the occurrence of such Other Transaction, and, provided that, if such Other Transaction does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void, and/or (3) cancel, effective immediately prior to such Other Transaction, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (A) the value, as determined by the Board in its discretion of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such Other Transaction over (B) the Exercise Price, as the Board may consider appropriate to prevent dilution or enlargement of rights.

(d)            Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13(a), (b), or (c) hereof, the Board shall, in its discretion, make such adjustments in the number and kind of shares or securities subject to Options outstanding on the date on which such change occurs and in the per-share Exercise Price of each such Option as the Board may consider appropriate to prevent dilution or enlargement of rights.

(e)           No Other Rights.  Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the Exercise Price of such Options.

(f)         Savings Clause.  No provision of this Section 4.13 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

5.             Miscellaneous

5.1           Rights as Stockholders.  The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares.  Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

5.2           No Special Employment Rights.  Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3.          No Right to Same Benefits.  The Grant of Options to Participants need not be the same with respect to each Participant, and such Grants to individual Participants need not be the same in subsequent years.

5.3           No Obligation to Exercise.  The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4           Restrictions on Common Stock.  The rights and obligations of the Participants with respect to Common Stock obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Stockholder’s Agreement.

5.5           Notices.  Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown

on records of the Company or its Affiliate.

If to the Company:

FX Alliance Inc.
900 Third Avenue — 3rd Floor
New York, NY 10021

Attention: General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6           Descriptive Headings.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7           Severability.  In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.8           Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions governing conflict of laws.

EXHIBIT A

ILLUSTRATIVE FORM OF

STOCK OPTION GRANT AGREEMENT

1

For Company use only

Grant Date:

Grantee:

Underlying Securities:                      shares of Common Stock

Exercise Price: $                 per share

Vesting Schedule:	25% on December 31, 2008
25% on December 31, 2009
25% on December 31, 2010
25% on December 31, 2011

Scheduled Expiration:

FORM OF STOCK OPTION GRANT AGREEMENT
(Non-Qualified Stock Options)

THIS AGREEMENT, made as of this       th day of                    200   between FX Alliance Inc. (the “Company”) and                                        (the “Participant”).

WHEREAS, the Company has adopted and maintains the FX Alliance Inc. 2006 Stock Option Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company;

WHEREAS, in the course of your employment with the Company, you will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its Affiliates throughout the world that can be used to compete unfairly with the Company; the covenants and restrictions contained in this Agreement are intended to protect the legitimate interests of the Company and its Affiliates in their respective goodwill, trade secrets and other confidential and proprietary information; and Participant desires to be bound by such covenants and restrictions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.             Grant of Options.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to              shares of Common Stock of the Company.

2.             Grant Date.  The Grant Date of the Option hereby granted is                   ,         .

3.             Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4.             Exercise Price.  The exercise price of each share of Common Stock underlying the Option hereby granted is $                      .

5.             Vesting Date.  The Options shall vest and become exercisable in four equal 25% installments on December 31, 2008,  December 31, 2009,  December 31, 2010 and December 31, 2011, provided that the Participant’s employment is not terminated prior to any such applicable anniversary date.

6.             Expiration Date.  Subject to the provisions of the Plan, and unless otherwise provided in Participant’s effective employment agreement or other written agreement with respect to termination of Participant’s Employment, the Participant’s Option(s) or any portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason. Furthermore, and subject to the provisions of the Plan, and unless otherwise provided in Participant’s effective employment agreement or other written agreement with respect to termination of Participant’s Employment, the Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability ; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s).  In no event shall any Option be exercisable after the tenth anniversary of the Grant Date with respect to such Option.

7.             Restrictive Covenants.

(a)           Non-Competition. Unless otherwise provided in Participant’s effective employment agreement or other written agreement with respect to termination of Participant’s employment, during the Participant’s employment with the Company and during the six (6) month period immediately following any termination of Participant’s employment, Participant covenants and agrees that he shall not, either directly or indirectly, without the prior written consent of the Board, on Participant’s own behalf or on behalf of any other business, organization, partnership, Person, firm, corporation, association, or other entity, engage in Competition (as defined in the Plan) other than as an employee or service partner of the Company or its Affiliates.

(b)           Non-Solicitation. Participant hereby covenants and agrees that he shall not, either directly or indirectly, without the prior written consent of the Board, on Executive’s own behalf or on behalf of any other business, organization, partnership, Person, firm, corporation, association or other entity:

(i)            unless otherwise provided in Participant’s effective employment agreement or other written agreement with respect to termination of Participant’s employment, during the Participant’s employment with the Company and the one (1) year period immediately following any termination of Participant’s employment  (the “Restricted Period”), solicit for employment, employ or otherwise retain the services of any individual employed by, or retained to perform services for, the Company or any of its Subsidiaries, other than any solicitation or employment of any such individual during the Participant’s employment on behalf of the Company; and

(ii)           unless otherwise provided in Participant’s effective employment agreement or other written agreement with respect to termination of Participant’s employment, during the Restricted Period, (x) solicit any actual or potential customer, client, outside agent, or supplier of the Company or any of its Affiliates, other than any solicitation on behalf of the Company or Affiliates, provided that during the Restricted Period, Participant may solicit any potential customer, client, outside agent, or supplier of the Company or any of its Affiliates on behalf of any Person who is not in Competition (as defined in the Plan) with the Company or its Affiliates or Subsidiaries, or (y) interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company or any of its Affiliates and any actual or potential customer, client, outside agent, or supplier of the Company or any of its Affiliates.

(c)           Trade Secrets and Confidential Information. During the Participant’s employment with the Company and following any termination of employment, except where required by law, statute, regulation or rule of any governmental body or agency, or pursuant to a subpoena or court order, Participant shall not, directly or indirectly, for his own account or for the account of any other person, firm or entity, use or disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including but not limited to data and other information relating to members of the Board or the Board of Directors of any of the Company’s Affiliates or to management of the Company or any of its Affiliates), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to the Company or any of its Affiliates or (b) that the Company or any of its Affiliates may receive belonging to suppliers, customers or others who do business with the Company or any of its affiliates (collectively, “Confidential Information”) to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Participant’s breach of this paragraph).

8.             Construction of Agreement.  Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.  If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.  No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action.  No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

9.             Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this

Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

10.           Limitation on Transfer.  The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant).  Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee, the Option shall become exercisable and/or expire based on the employment and termination of employment of the Participant.  All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Stockholder’s Agreement.

11.           Integration.  This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan.  This Agreement is intended to supplement, but not supersede, any effective employment agreement or other written agreement with respect to the termination of Participant’s Employment between Participant and the Company and any other prior agreement of like effect.  Any such agreements remain effective, pursuant to their terms.

12.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the provisions governing conflict of laws.

14.           Remedies.  In the event that the Participant violates the covenants, obligations and agreements hereunder (the occurrence of such violation which shall be determined by the Board in its sole discretion), (i) such Participant’s Option(s) or portion thereof which have not become exercisable shall expire upon the Board’s determination of a violation; (ii) Participant shall forfeit such Participant’s Option(s) or portion thereof, which have become exercisable as of the date of the Board’s determination of a violation; and (iii) the Board may, in its discretion, require the Participant to forfeit such Participant’s shares of Common Stock acquired as a result of any exercised Option(s) or portion thereof; provided, in the case of clause

(iii) above, that the Company shall refund to such Participant the portion of the exercise price Participant has paid to the Company in connection with Participant’s acquisition of such forfeited Common Shares.  Furthermore, Participant acknowledges and agrees that his covenants, obligations and agreements hereunder relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company and/or its Affiliates irreparable injury for which adequate remedies are not available at law. Therefore, Participant agrees that the Company and/or its Affiliates shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Participant from committing any violation of such covenants, obligations or agreements.  These remedies, including the injunctive remedies, are cumulative and in addition to any other rights and remedies the Company or its Affiliates may have at law, in equity or under this Agreement or any other agreement.

15.           Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive.  The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Stockholder’s Agreement and the Participant hereby agrees to be bound thereby.

*       *       *       *       *

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Stockholder’s Agreement, and agrees to be bound by the covenants and restrictions contained herein, as of the day and year first written above.

FX Alliance Inc.

By:
Title:

[Participant’s name]